Exhibit 1.2

Societal CDMO, Inc.

Series A Convertible Preferred Stock, par value $0.01 per share

Underwriting Agreement

December 12, 2022

RBC Capital Markets, LLC

As representative of the several underwriters named

in Schedule I hereto,

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

Societal CDMO, Inc., a Pennsylvania corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom RBC Capital Markets, LLC is acting as representative (the “Representative” or “you”) an aggregate of 450,000 series A convertible preferred stock, par value $0.01 per share, (the “Securities”).

The Company and the Underwriters are also entering into that certain Underwriting Agreement, of even date herewith (the “Common Stock Underwriting Agreement”), pursuant to which the Company will issue and sell (i) an aggregate of 27,841,737 the Company’s common stock par value $0.01 per share (the “Common Stock”). The Common Stock issuable upon conversion of the Securities are hereinafter referred to as the “Conversion Shares”

The Company understands that the Underwriters propose to make a public offering of their respective portions of the Securities as soon as you deem advisable.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-253571) (excluding exhibits to the registration statement, but including all documents incorporated by reference in the prospectus included therein, the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) and has been declared effective by the Commission; a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), became effective upon filing; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission; the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”; and any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified on Schedule II(a) hereto, is hereinafter called a “General Use Issuer Free Writing Prospectus”;

(b) No order preventing or suspending the use of the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative but is that identified as such in Section 9(b);

(c) For the purposes of this Agreement, the “Applicable Time” is 9:00 a.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed in Schedule II(c) hereto and each General Use Issuer Free Writing Prospectus, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is identified as such in Section 9(b);

(d) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(b); and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(b);

(f) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and the Pricing Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated, and the balance sheet, statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified and such financial statements, and related schedules and notes thereto, except in the case of unaudited interim financial statements subject to normal year-end adjustments and the exclusion of certain footnotes, have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved. The selected financial data incorporated by reference in the Pricing Disclosure Package present fairly in all material respects the information shown therein at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Pricing Disclosure Package and other financial information. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Pricing Disclosure Package. The other financial and related statistical information included in the Registration Statement and the Pricing Disclosure Package presents fairly in all material respects the information included therein and has been prepared on a basis consistent with that of the financial statements that are included in the Pricing Disclosure Package. All disclosures contained in the Registration Statement and the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(g) Any third-party statistical and market-related data included in the Registration Statement and the Pricing Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects;

(h) Except as (i) described in the Registration Statement and the Pricing Disclosure Package or (ii) would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (as hereinafter defined), (A) the Company and each of its subsidiaries have filed all United States federal, state, local and foreign tax returns required by law to be filed through the date hereof and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid; and (B) there is no deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets other than tax deficiencies that the Company or any of its subsidiaries are contesting in good faith and as to which adequate reserves have been established in accordance with GAAP;

(i) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or material interference with its business, direct or contingent, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been (i) any material change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole (other than changes pursuant to agreements or employee benefit plans or in connection with the exercise of options or warrants, in each case as described or referred to in the Pricing Disclosure Package) or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the properties, business, management, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(j) The Company and its subsidiaries have good and marketable title to all real property owned by them and have good title to all other property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Disclosure Package or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(k) Except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private), self-regulatory organization or any political subdivision of any of the foregoing (each, a “Governmental Authority”), relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws;

(l) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Pennsylvania, with corporate power and corporate authority to own its properties and conduct its business as described in the Pricing Disclosure Package and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and each subsidiary of the Company (x) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with the corporate or limited liability company power and authority as applicable to own its properties and conduct its business as described in the Pricing Disclosure Package and (y) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (y), where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(m) This Agreement has been duly authorized, executed and delivered by the Company;

(n) The Company has an authorized capitalization as set forth in the Basic Prospectus under the caption “Description of Securities We Are Offering” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, with respect to shares of the Company’s series A preferred stock, par value $0.01 (“Preferred Stock”) and the Conversion Shares, conform, in all material respects, to the description of the Preferred Stock contained in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company, have been duly authorized and validly issued, are fully paid and non-assessable, as applicable, and are owned directly or indirectly by the Company, free and clear of all security interests, liens, encumbrances, equities or claims. There are no options, warrants or other rights to acquire shares of capital stock or other equity interests of either subsidiary of the Company; with respect to equity-based awards (the “Awards”) granted pursuant to the equity-based compensation plans of the Company (the “Company Stock Plans”), (i) each Award intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code so qualifies, except as would not reasonably be expected to have a Material Adverse Effect, (ii) each grant of an Award was duly authorized no later than the date on which the grant of such Award was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof), (iii) each such grant was made in accordance with the terms of the Company Stock Plans, (iv) the per share exercise price of each Award was equal to the fair market value of a share of Preferred Stock, as determined in good faith by the board of directors of the Company on the effective Grant Date and (v) each such grant was properly accounted for in accordance with GAAP;

(o) The Securities to be issued and sold by the Company to the Underwriters hereunder and the Conversion Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Securities contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights that have not been waived or complied with;

(p) The issue and sale of the Securities and the compliance by the Company with its obligations under this Agreement and the consummation of the transactions herein contemplated (i) will not materially conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) will not violate any of the provisions of the Second Amended and Restated Articles of Incorporation, as Amended (the “Articles of Incorporation”) or the Fourth Amended and Restated Bylaws (the “Bylaws”) of the Company, or the organizational documents of any subsidiary of the Company, or (iii) will not violate any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over the Company or any of its subsidiaries or any of their properties, and (iv) will not require any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or third party, except (w) in the case of clause (iii), as would not reasonably be expected to result in a Material Adverse Effect, (x) for such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained or made and are in full force and effect, (y) the registration under the Act of the Securities, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and (z) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(q) Neither the Company nor any of its subsidiaries is (i) in violation of its respective Articles of Incorporation, Bylaws or other organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), to the extent that such default would not have a Material Adverse Effect;

(r) The statements set forth in the Pricing Disclosure Package and Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Preferred Stock are accurate and complete in all material respects;

(s) Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the knowledge of the Company, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries or any officer or director, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by any Governmental Authority or threatened by others;

(t) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not and is not, as of the date hereof, an “ineligible issuer,” as defined in Rule 405 under the Act;

(v) KPMG, LLP, who have audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

(w) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that have been designed to comply with the requirements of the Exchange Act applicable to the Company and have been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any “significant deficiencies” or “material weaknesses” (each as defined by the PCAOB) in its internal control over financial reporting;

(x) The Company’s board of directors meets the independence requirements of, and has established an audit committee that meets the independence requirements of, the rules and regulations of the Commission and the Nasdaq Capital Market (“Nasdaq”);

(y) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(z) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(aa) Except to the extent as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company or its subsidiaries owns or possesses license rights to all Intellectual Property necessary for the conduct of the Company’s or any subsidiary’s business as now conducted or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted, and there are no unreleased liens or security interests which have been filed against any of the patents owned by the Company or any of its subsidiaries other than as disclosed in the Pricing Disclosure Package. Furthermore, (i) to the knowledge of the Company, there is no material infringement, misappropriation or violation by third parties of any Intellectual Property owned by the Company; (ii) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any such Intellectual Property owned by the Company, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) the Intellectual Property owned by the Company or its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company or its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property (other than standard patent prosecution before a patent office), and the Company is not aware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any written notice of such claim and, with respect to the conduct of the Company’s and its subsidiaries’ business as now conducted and as proposed to be conducted as described in the Registration Statement and the Pricing Disclosure Package to be conducted, the Company is not aware of any other fact which would form a reasonable basis for any such claim; (v) the Company and its subsidiaries have complied with the material terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its subsidiaries, and all such agreements are in full force and effect; and (vi) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property;

(bb) There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or, to the Company’s knowledge, material future, effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(cc) The Company and each of its subsidiaries have complied, and are presently in compliance, in all material respects, with its privacy and security policies, and with all obligations, laws and regulations regarding the collection, use, transfer, storage, protection, disposal and/or disclosure of personally identifiable information and/or any other information collected from or provided by third parties. The Company and its subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and/or its subsidiaries. The Company and its subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and data held or used by or for the Company and/or any of its subsidiaries. Neither the Company nor any of its subsidiaries has experienced a security breach or attack or other compromise of or relating to any such information technology system or data requiring notice to any third party under applicable state or federal law;

(dd) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(ee) There are no contracts or other documents which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required;

(ff) Except as disclosed in the Pricing Disclosure Package, there are no related party transactions that would be required to be disclosed therein by Item 404 of Regulation S-K promulgated under the Act and any such related party transactions described therein are accurately described in all material respects;

(gg) Except (i) as set forth or described in the Pricing Disclosure Package, none of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (B) an on-going audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any Governmental Authority with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; or (C) any material breach of any contractual obligation, or any violation of law, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. Except (i) as set forth or described in the Pricing Disclosure Package or (ii) as would not have, individually or in the aggregate, a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans subject to Title IV of ERISA in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (B) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (C) any event or condition giving rise to a liability under Title IV of ERISA; or (D) the filing of a material claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability;

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any Governmental Authority to which the Company or any of its subsidiaries is a party with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened;

(ii) Except as has otherwise been disclosed to the Representative in writing, there are no contracts, agreements or understandings between the Company or its subsidiaries and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities;

(jj) None of the Company’s outstanding securities were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; there are no persons with registration or other similar rights to have securities of the Company registered under the Act other than as disclosed in the Pricing Disclosure Package; and there are no persons with registration or similar rights that would require any securities of the Company to be included in the Registration Statement or in the offering contemplated hereby; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Pricing Disclosure Package or those issued or issuable under the Company Stock Plans described in the Pricing Disclosure Package; and the description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, included in the Pricing Disclosure Package fairly presents the information required to be shown with respect to such plans, arrangements, options and rights in all material respects;

(kk) (i) Neither the Company nor any of its subsidiaries, nor any of their directors, officers, or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine); (ii) neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (A) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise); (iii) for the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable federal, state, international, foreign or other laws, regulations or government guidance regarding financial record-keeping and reporting requirements, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the subsidiaries conduct business, the applicable rules and regulations thereunder, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(mm) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(nn) The Company and, as applicable, each of its subsidiaries, holds, and is operating in material compliance with, all material certificates, registrations, franchises, licenses, permits, clearances, approvals, exemptions, accreditations, provider or supplier numbers, and other authorizations issued by all applicable authorities, including the United States Food and Drug Administration (“FDA”), the Drug Enforcement Administration (“DEA”), the Centers for Medicare & Medicaid Services (“CMS”) and any state, federal or foreign regulatory agencies or bodies required for the conduct of its business as currently conducted (collectively, “Permits”), and all such Permits are in full force and effect; the Company and each of its subsidiaries have fulfilled and performed all of their material obligations with respect to the Permits, and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit; to the Company’s knowledge, all applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for any and all requests for a Permit from the FDA or any other Governmental Authority relating to the Company and its subsidiaries, their business and the products of the Company, when submitted to the FDA or to such other Governmental Authority, were true, complete and correct in all material respects as of the date of submission and any material and required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or such other Governmental Authority; neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Permit that, if determined adversely to the Company or any subsidiary, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; no Regulatory Agency (as defined below) has taken or to the Company’s knowledge is taking action to limit, suspend or revoke any Permit of any of the Company or any subsidiary of the Company in any material respect;

(oo) The Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the FDA, the DEA, CMS or from any other U.S. or foreign government or drug regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”); and the Company and its subsidiaries have operated and currently are in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies;

(pp) The Company and each of its subsidiaries and its and their respective directors and officers and, to the Company’s knowledge, its employees and agents (while acting in such capacity) are, and at all times have been, in material compliance with, all healthcare laws applicable to the Company and each of its subsidiaries or any of its products or activities, including, but not limited to, the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Stark Law (42 U.S.C. § 1395nn), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. sections 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a et seq.), each as amended, the regulations promulgated pursuant to such laws, and any other state or federal law, accreditation standards, regulation, memorandum, opinion letter, or other issuance which imposes requirements on the manufacturing, development, testing, labeling, marketing or distribution of diagnostic products, recordkeeping, quality, safety, privacy, security, licensure, accreditation or any other aspect of producing diagnostic products (collectively, “Healthcare Laws”). The Company has not received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any Governmental Authority, including, without limitation, the FDA, United States Department of Health and Human Services Office of Inspector General, or the DEA, of potential or actual non-compliance by, or liability of, the Company or any of its subsidiaries under any Healthcare Laws, and to the knowledge of the Company, no such Action is threatened. There have been no written notifications issued to customers regarding the failure of the Company’s quality management systems or manufacturing facilities with respect to its customers’ products, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(qq) The Company and any of the Company’s directors or officers, in their capacities as such, are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the Commission thereunder;

(rr) The interactive data in eXtensbile Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(ss) Neither the Company, nor any of its subsidiaries, is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, settlement orders, plan of correction or similar agreements with or imposed by any Governmental Authority;

(tt) None of the Company or any of its subsidiaries, nor any of their respective employees or agents, officers or directors have been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or is subject to a governmental inquiry, claim, investigation, proceeding, or any other Action that could reasonably be expected to result in debarment, suspension, or exclusion;

(uu) The Company and each of its subsidiaries meet all applicable third-party payor requirements and conditions of participation and are a party to valid participation or other agreements required for payment by such third-party payor programs. There are no material suspensions, offsets or recoupments of any third-party payor payments being sought, requested or claimed, or to the Company’s knowledge, threatened against any Company or subsidiary. As of the date of this Agreement, neither the Company nor any subsidiary has received any written notice of denial of material payment, recoupment, or overpayment from any third-party payor in excess of $50,000. There is no Action pending or received or, to the knowledge of the Company, threatened, against any Company or subsidiary which relates in any way to a violation of any legal requirement pertaining to the third party payors or which could result in the imposition of material penalties, termination or the exclusion of any Company or subsidiary from participation in any third-party payor agreement;

(vv) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package;

(ww) (i) Except as described in the Pricing Disclosure Package or the Registration Statement, there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability or the duty to notify any other person; (ii) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries, taken as a whole, have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification;

(xx) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Preferred Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares issued pursuant to Company Stock Plans; and

(yy) There are no debt securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(zz) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or the Common Stock to be sold pursuant to the Common Stock Underwriting Agreement.

(aaa) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bbb) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(ccc) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $10.23, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Securities, 9:30 a.m., New York City time, on December 14, 2022 or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Cooley LLP, 55 Hudson Yards, New York, NY 10001 (the “Closing Location”), and the Securities will be delivered at the office of DTC (or its designated custodian), all at the Time of Delivery.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or such earlier time as may be required under the Act; to notify you promptly if the Company intends to make any further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus (excluding, for the purpose of this provision, any document incorporated by reference therein) prior to the Time of Delivery and to make no amendment or supplement to the Registration Statement, the Basic Prospectus or the Prospectus without providing you with a reasonable time to review and comment upon such filing; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed, in each case prior to the Time of Delivery, and to furnish you with copies thereof; to timely file all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act, within the time required by such rule; to timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, prior to the Time of Delivery, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus in respect of the

Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus in respect of the Securities or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities, and if you have notified the Company that the delivery of a prospectus is required after the Time of Delivery, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities or the Common Stock to be sold pursuant to the Common Stock Underwriting Agreement , including but not limited to any options or warrants to purchase shares of Common Stock or Preferred Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive Common Stock, Preferred Stock, or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or Preferred Stock, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative (other than (A) the Securities to be sold to the Underwriters hereunder and Common Stock sold pursuant to the Common Stock Underwriting Agreement, (B) the issuance of options, warrants or other equity awards to acquire shares of Common Stock granted pursuant to the Company Stock Plans that are described in the Prospectus, as such plans may be amended, or pursuant to inducement awards to new employees permitted by Nasdaq Listing Rule 5635(c)(4), (C) the issuance of shares of Common Stock upon the exercise or vesting of any such options, warrants or other equity awards to acquire shares of Common Stock, (D) shares of Common Stock issued upon exercise of outstanding warrants, (E) the filing of one or more Registration Statements on Form S-8 registering securities pursuant to the Company Stock Plans or for awards made pursuant to inducement awards to new employees permitted by Nasdaq Listing Rule 5635(c)(4), (F) the offer, issuance and sale of shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) so long as (x) the aggregate number of shares of Common Stock issued or issuable does not exceed 25% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the securities, and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of securities that are consistent with the lock-up letters described in Section 8(i) hereof for the remainder of the Lock-Up Period, (G) to one or more lenders in connection with the Company’s entry into a debt financing transaction; provided that such issuance will only be in the form of warrants to purchase shares of Common Stock); and (H) any shares of Common Stock issued upon the conversion of Preferred Shares to be sold pursuant to this Underwriting Agreement; ;

(f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b);

(g) To use, in all material respects, the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h) To have the Common Stock sold pursuant to the Common Stock Underwriting Agreement listed and admitted and authorized for trading on Nasdaq, and to provide satisfactory evidence of such actions shall have been provided to the Representative;

(i) Upon reasonable request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(j) The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(k) Prior to the Closing Date, the Company shall have filed with the Secretary of the Commonwealth of Pennsylvania the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, substantially in the form of Annex II hereto.

6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, other than any such free writing prospectus the use of which has been consented to by the Representative and which is listed on Schedule II(a) hereto; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, other than any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus (i) would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or (ii) would include (when considered together with the Pricing Disclosure Package) an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(b).

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other reasonable expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the reasonable cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all reasonable expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the Nasdaq; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show; (ix) all taxes payable in connection with the authorization, issuance, sale, preparation and delivery of the Securities to the Underwriters, or the subsequent resale and delivery of the Securities by the Underwriters; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that, except as provided in this Section 7, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cooley LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the matters you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) (i) Troutman Pepper Hamilton Sanders LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated the Time of Delivery, in form and substance reasonably satisfactory to you; and (ii) Troutman Pepper Hamilton Sanders LLP, intellectual property counsel for the Company, shall have furnished to you its written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement and also at the Time of Delivery, KPMG, LLP shall have furnished to you a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any material change in the capital stock or long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the properties, business, management, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) [reserved];

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Company shall have filed a Notification: Listing of Additional Shares with Nasdaq with respect to the Common Stock to be sold pursuant to the Common Stock Underwriting Agreement to be sold at the Time of Delivery and shall have received no objection thereto from Nasdaq;

(i) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up letter from the persons and entities listed on Schedule III hereto, substantially in the form of Annex I hereto;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company shall have furnished or caused to be furnished to you at the Time of Delivery a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company in all material respects of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a), (e) and (h) of this Section 8 and as to such other matters as you may reasonably request;

(l) The Company will furnish the Representative with any additional opinions, certificates, letters and documents and conformed copies of documents delivered pursuant to this Section 8 as the Representative reasonably request. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

(m) On the date of this Agreement and at the Time of Delivery, the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package or the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any road show as defined in Rule 433(h) under the Act (a “road show”), or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is that identified as such in Section 9(b).

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any road show or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter through the Representative is the information contained in the third paragraph thereof related to selling concessions under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus; and will reimburse the Company for any documented legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party under such subsection, except to the extent that the indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representative, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representative shall have the right to employ a single counsel (in addition to local counsel) to represent the Representative and all Underwriters that may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) above in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 9(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act, including, without limitation, the officers, directors, partners and members of each such Underwriter and its broker-dealer affiliates; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any

Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any defaulting Underwriter; but, if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably and actually incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Section 7 and Section 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and, if to the Underwriters shall be delivered or sent by mail or facsimile transmission RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, 8th Floor, New York, New York 10281, or by telephone at (877) 822-4089, or by email at equityprospectus@rbccm.com, and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Financial Officer, (with copies to those parties specified thereon). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business and “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Agreement or your engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

24. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

25. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

SOCIETAL CDMO, INC.

By:	/s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Chief Financial Officer

Accepted as of the date hereof:

RBC CAPITAL MARKETS, LLC

/s/ Rahul Sood
Name: Rahul Sood
Title: Managing Director

SCHEDULE I

Underwriter	Total Number of Series A Preferred Shares to be Purchased
RBC Capital Markets, LLC	450,000

Total	450,000

SCHEDULE II

(a) General Use Issuer Free Writing Prospectuses:

None.

(b) Additional Documents Incorporated by Reference:

None.

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The public offering price per share for the Securities is $11.00.

The number of Securities purchased by the Underwriters is 450,000 shares of Preferred Stock.

The public offering price per share for the Common Stock to be sold pursuant to the Common Stock Underwriting Agreement is $1.10.

The number of shares of Common Stock purchased by the underwriters pursuant to the Common Stock Underwriting Agreement is 27,841,737 shares of Common Stock.

SCHEDULE III

Name
1.	William L. Ashton
2.	Michael Berelowitz
3.	Winston Churchill
4.	Bryan M. Reasons
5.	Wayne B. Weisman
6.	J. David Enloe, Jr.
7.	Ryan D. Lake
8.	James Miller
9.	Laura L. Parks
10.	Elena Cant

Annex I

Form of Lock-Up Agreement

December ___, 2022

Societal CDMO, Inc.

1 E. Uwchlan Ave., Suite 112

Exton, PA 19341

RBC Capital Markets, LLC

As representative of the several underwriters named

in Schedule I to the Underwriting Agreement

referred to below

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, NY 10281

Re: Societal CDMO, Inc. (the “Company”)

Dear Sir or Madam:

This letter agreement is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, and RBC Capital Markets, LLC, as Representative (the “Representative”) of the several underwriters named in Schedule I thereto (the “Underwriters”). Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering (the “Offering”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 (File No. 333-253571).

The undersigned recognizes that it is in the best financial interests of the undersigned, as a stockholder, that the Company completes the proposed Offering. For purposes of this letter agreement, the term “Company Securities” shall mean stock, options, warrants or other securities of the Company.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the Offering.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, announce the intention to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof (collectively, “Other Securities”), or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a period commencing on the date hereof and ending 90 days after the date of the Company’s final prospectus supplement used to sell the Shares in the Offering pursuant to the Underwriting Agreement is first filed pursuant to Rule 424(b) under the Act (the “Public Offering Date”), inclusive (the “Lock-Up Period”), without the prior written consent of RBC Capital Markets, LLC; (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act during the Lock-Up Period; or (iii) publicly disclose the intention to do any of the foregoing (except as may be required by applicable law). The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration), swap or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Lock-Up Shares.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, the Underwriters and the undersigned have agreed that the foregoing restrictions shall not apply to:

(1)

any grant to or exercise by the undersigned of any option or warrant to acquire any shares of Common Stock or options to purchase shares of Common Stock, or grant of or settlement of any restricted stock units, pursuant to any stock option, stock bonus or other stock plan or arrangement;

(2)	any transfer of Lock-Up Shares to the “immediate family” of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the “immediate family” of the undersigned;

(3)	any bona fide gift;

(4)	any transfer of Lock-Up Shares by will or intestate succession;

(5)

any distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation, and any transfer by a trust to the beneficiary of such trust;

(6)	any transfer to the undersigned’s affiliates (as defined in Rule 405 promulgated under the Act) or to any investment fund or other entity controlled or managed by the undersigned;

(7)	any transfer pursuant to a qualified domestic relations order or in connection with a divorce settlement;

(8)	any Company Securities acquired in open market transactions after completion of the Offering;

(9)

any transfer to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(10)	any transfer to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under (2), (3), (4) or (9) above;

(11)	any transfer to the Company from an employee of or service provider of the Company upon death, disability or termination of employment, in each case, of such employee or service provider;

(12)

any transfer to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this letter agreement; or

(13)

transfers of shares of Common Stock or Other Securities in connection with the conversion, reclassification, exchange or swap of any outstanding preferred stock, other classes of Common Stock or Other Securities into shares of one or more series or classes of Common Stock or Other Securities, provided that any such shares of Common Stock or Other Securities received upon such conversion, reclassification, exchange or swap shall be subject to the terms of this letter agreement;

provided that, in the case of any transfer, gift or other disposition pursuant to (2), (3), (4), (6), (7), (9) or (10), the transferee, trust, donee or other recipient agrees to be bound in writing by the terms of this letter agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than required filings under Section 16(a) and Section 13(d) or 13(g) of the Exchange Act and any filings made after the expiration of the Lock-Up Period). For purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

Furthermore, no provision in this letter agreement shall be deemed to restrict or prohibit the transfer of Lock-Up Shares upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company Securities involving a change of control of the Company, provided that (1) all Company Securities subject to this letter agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this letter agreement, and (2) it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Company Securities subject to this letter agreement shall remain subject to the restrictions herein.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 trading plan”) or from amending an existing 10b5-1 trading plan, so long as there are no sales of Lock-Up Shares under such plans during the Lock-Up Period; and provided that, the establishment of a 10b5-1 trading plan or the amendment of a 10b5-1 trading plan shall only be permitted if (i) the establishment or amendment of such plan is not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment or amendment of such plan.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the restrictions imposed by this letter agreement shall be equally applicable to any issuer-directed shares of Common Stock the undersigned may purchase in the Offering.

It is understood that this letter agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advises the Representative in writing that it has determined not to proceed with the Offering, (ii) the Underwriting Agreement (other than the provisions thereof that survive termination) is executed but is terminated prior to payment for and delivery of the Shares, or (iii) January 31, 2023, in the event that the Underwriting Agreement has not been executed by such date.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter agreement. This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this letter agreement.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

Printed Name of Holder

Signature

Printed Name and Title of Person Signing (if signing as custodian, trustee, or on behalf of an entity)

Annex II

SOCIETAL CDMO, INC.

FORM OF CERTIFICATE OF DESIGNATIONS

OF SERIES A CONVERTIBLE PREFERRED STOCK

Societal CDMO, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the “Corporation”), in accordance with the provisions of 1522(b), (c), and (d) of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), does hereby certify:

The board of directors of the Corporation (the “Board of Directors”) in accordance with the Second Amended and Restated Articles of Incorporation of the Corporation, as amended (the “Articles of Incorporation”), and applicable law, adopted the following resolution on December 12, 2022 creating a series of 450,000 shares of Preferred Stock of the Corporation designated as “Series A Convertible Preferred Stock”.

WHEREAS, the Articles of Incorporation provide for a class of the Corporation’s authorized stock known as Preferred Stock, consisting of 10,000,000 shares, $0.01 par value per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors is authorized to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of the shares of each series and any qualifications, limitations and restrictions thereof;

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the designations, powers, restrictions and other matters relating to a series of the Preferred Stock, which shall consist of up to 450,000 shares of the Series A Convertible Preferred Stock which the Corporation has the authority to issue;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of the Series A Convertible Preferred Stock and does hereby fix and determine the designations, powers, including voting powers, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights and other matters relating to such series of Preferred Stock as follows:

TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK

1. Designation; Amount; Issuance. four hundred and fifty thousand (450,000) shares of the authorized Preferred Stock, $0.01 par value per share, of the Corporation are hereby designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), with the following designations, powers, including voting powers, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights. The “Series A Original Issue Price” shall mean $11.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. Shares of Series A Preferred Stock may only be issued pursuant to the Underwriting Agreement dated as of December 12, 2022, by and between the Corporation and the underwriters named therein, as amended, modified or supplemented from time to time in accordance with its terms.

2. Dividends. Holders of Series A Preferred Stock (each, a “Holder”) shall be entitled to receive, and the Corporation shall pay, dividends or distributions on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common Stock basis without regard to the Share Reservation Limitation (as defined in Section 6.2.2 below) and whether or not there is then a sufficient number of authorized but unissued shares of Common Stock to effect such conversion) to and in the same form as dividends or distributions actually paid on shares of the Common Stock when, as and if such dividends or distributions are paid on shares of the Common Stock. No other dividends or distributions shall be paid on shares of Series A Preferred Stock.

3. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

3.1 Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, and in the event of a Deemed Liquidation Event (as defined below), the Holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to shareholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the Holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable assuming all shares of Series A Preferred Stock are converted into Common Stock pursuant to Section 6 (on an as-converted to-Common-Stock basis without regard to the Share Reservation Limitation and whether or not there is then a sufficient number of authorized but unissued shares of Common Stock to effect such conversion) immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section 3.1, the Holders shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

3.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the Holders of shares of Series A Preferred Stock, the remaining assets of the Corporation available for distribution to its shareholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the Holders of shares of Series A Preferred Stock pursuant to Section 3.1 or the remaining Available Proceeds, as the case may be, shall be distributed among the Holders of shares of Common Stock, pro rata based on the number of shares held by each such Holder.

3.3 Deemed Liquidation Events.

3.3.1. Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the Holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a separate class (the “Requisite Holders”), elect otherwise by written notice sent to the Corporation at least five (5) days prior to the effective date of any such event:

(a) a merger or consolidation in which:

(i) the Corporation is a constituent party or

(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b) (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

3.3.2. Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 3.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the shareholders of the Corporation in such Deemed Liquidation Event shall be paid to the holders of capital stock of the Corporation in accordance with Section 3.1 and 3.2.

(b) In the event of a Deemed Liquidation Event referred to in Section 3.3.1(a)(ii) or 3.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the PBCL within ninety (90) days after such Deemed Liquidation Event, then (A) the Corporation shall send a written notice to each Holder of Series A Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such Holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Series A Preferred Stock, and (B) if the Requisite Holders so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its shareholders, all to the extent permitted by Pennsylvania law governing distributions to shareholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event (the “Redemption Date”), to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount (the “Redemption Price”). Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, the Corporation shall redeem a pro rata portion (based on the respective amounts that would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares) of each Holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Pennsylvania law governing distributions to shareholders. Prior to the distribution or redemption provided for in this Section 3.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

3.3.3. Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

4. Non-Voting Stock. The Series A Preferred Stock is non-voting stock and does not entitle the Holder thereof to vote on any matter submitted to the shareholders of the Corporation for their action or consideration, except as provided in Section 5 below or as otherwise provided by the PBCL or the other provisions of the Articles of Incorporation or this Certificate of Designations.

5. Series A Preferred Stock Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification or otherwise, do any of the following without (in addition to any other vote required by law, the Articles of Incorporation or this Certificate of Designations) the written consent or affirmative vote of the Requisite Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

5.1.1. amend, alter or repeal any provision of the Articles of Incorporation, this Certificate of Designations or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock;

5.1.2. create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock of the Corporation unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

5.1.3. (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock in respect of any such right, preference or privilege; or

5.1.4. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock as expressly authorized herein, and (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock.

6. Conversion. The Series A Preferred Stock shall be convertible into shares of Common Stock as follows:

6.1 Automatic Conversion; Conversion Rate. Upon receipt of the Authorized Share Approval (as defined in Section 6.2.2 below), each share of Series A Preferred Stock shall automatically convert, without any notice to, or action on the part of, the Holder, into such number of fully paid and non-assessable shares of Common Stock as is determined by multiplying one share of Series A Preferred Stock by the Series A Conversion Rate in effect at the time of conversion (the date of such automatic conversion, the “Conversion Date”). The “Series A Conversion Rate” shall initially be ten (10) shares of Common Stock for each share of Series A Preferred Stock (10:1). The Series A Conversion Rate shall be subject to adjustment as provided in Section 7.2.

6.2 Mechanics of Conversion.

6.2.1. Notice of Conversion. Promptly following the Conversion Date, the Corporation shall provide notice of the automatic conversion to each Holder listed on the Series A Preferred Stock Register (as defined in Section 8 below). Each such notice from the Corporation shall contain the identifying information of the applicable Holder, the Conversion Date, the number of shares of Series A Preferred Stock held by such Holder immediately prior to the Conversion Date, as reflected on the Series A Preferred Stock Register, the then-in-effect Series A Conversion Rate, and the number of Conversion Shares (as defined below) due to the Holder, and shall request from such Holder written instructions for the issuance of the Conversion Shares through the Corporation’s transfer agent. Promptly following receipt of such instructions, but not later than the earlier of (i) two Trading Days (as defined below)and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after the receipt of such instructions, the Corporation shall deliver, or cause to be delivered, to the Holders of Series A Preferred Stock the number of shares of Common Stock to be issued upon the conversion of the Series A Preferred Stock (the “Conversion Shares”). As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market (as defined below) with respect to the Common Stock as in effect on the Conversion Date. As used herein, “Trading Days” means a day on which the principal Trading Market is open for business and “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

6.2.2. Authorized Share Approval; Reservation of Shares. The Corporation shall use commercially reasonable efforts to obtain and effect the Authorized Share Approval (as defined below). “Authorized Share Approval” means receipt of the shareholder approval required to increase the aggregate number of shares of capital stock and the number of shares of Common Stock the Corporation has authority to issue, and has available for issuance, to include such number of duly authorized but unissued shares of Common Stock as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding or available for issuance (assuming the shares of Series A Preferred Stock are convertible in full on an as-converted to-Common-Stock basis without regard to the Share Reservation Limitation and whether or not there is then a sufficient number of authorized but unissued shares of Common Stock to effect such conversion), and the filing of an amendment to the Corporation’s Articles of Incorporation for such increase in authorized shares. From and after the Authorized Share Approval, the Corporation shall, at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation. Prior to the Authorized Share Approval, (i) the Corporation shall, at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, the maximum number of its duly authorized but unissued shares of Common Stock as are not subject to reservation for other purposes, and (ii) the number of shares of Common Stock so reserved shall be the maximum number of shares of Common Stock the Corporation shall be obligated to issue upon conversion of Series A Preferred Stock (the “Share Reservation Limitation”).

6.2.3. Effect of Conversion. All shares of Series A Preferred Stock that are automatically converted as provided herein shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the Conversion Date, except only the right of the Holders thereof to receive the Conversion Shares. Any shares of Series A Preferred Stock so converted shall be retired and cancelled as provided in Section 11 of this Certificate of Designations.

6.3 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the Holder would otherwise be entitled, the number of shares of Common Stock to be issued upon conversion of the Series A Preferred Stock shall be rounded to the nearest whole share.

6.4 Transfer Taxes and Expenses. The issuance of Conversion Shares shall be made without charge to the Holder thereof for any documentary stamp or similar taxes that may be payable in respect of the issuance or delivery of such Conversion Shares; provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

7. Certain Adjustments.

7.1 Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

7.2 Adjustments

7.2.1. Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the effective date of this Certificate of Designations effect a subdivision of the outstanding Common Stock, the Series A Conversion Rate in effect immediately before that subdivision shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the effective date of this Certificate of Designations combine the outstanding shares of

Common Stock, the Series A Conversion Rate in effect immediately before the combination shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

7.2.2. Authorized Share Approval. If Authorized Shareholder Approval has not been obtained by 11:59 p.m. New York City time on June 30, 2023, the Series A Conversion Rate then-in-effect shall be increased by 10% and will increase by an additional 10% per year on June 30 of each year for which the Authorized Share Approval has not yet been obtained; provided, that in no event will the Series A Conversion Rate be increased to a rate which would result in any shares of Common Stock being issued or delivered that would, together with any and all other Conversion Shares issued pursuant hereto, exceed 19.99% of the issued and outstanding shares of Common Stock as of December 12, 2022.

7.3 Notice to the Holder of Adjustment to Series A Conversion Rate. Whenever the Series A Conversion Rate is adjusted, the Corporation shall promptly deliver to the Holders of shares of Series A Preferred Stock a notice setting forth the Series A Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

8. Stock Register. The Corporation shall maintain a register of shares of the Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series A Preferred Stock Register”), in the name of the Holders thereof from time to time, including the name, address, electronic mail address and facsimile number of each such Holder. The Corporation may deem and treat the registered Holder of shares of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. Shares of Series A Preferred Stock may be issued solely in book entry form. The Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon written notice by the Holder to the Corporation, along with such required documentation as the Corporation may require to properly evidence the transfer.

9. Notices. Any and all notices or other communications or deliveries to by provided by the Holders hereunder shall be in writing and delivered personally, by facsimile, via email or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 1. E. Uwchlan Avenue, Suite 112, Exton, Pennsylvania 19341, Attention: Ryan Lake, Chief Financial Officer, email: ryan.lake@societalcdmo.com, or such other email address or mailing address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder. Any such notice, instruction or communication shall be deemed to have been delivered upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

10. Waiver. Unless otherwise specified herein, any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all Holders of Series A Preferred Stock by the affirmative vote or written consent of the Requisite Holders of at least a majority of the shares of Series A Preferred Stock then outstanding, as a separate class.

11. Status of Converted, Redeemed or Reacquired Series A Preferred Stock. Any shares of Series A Preferred Stock that are converted, redeemed or otherwise reacquired by the Corporation shall be retired and cancelled and may not be reissued as shares of such series, shall no longer be designated as Series A Preferred Stock and shall resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed this 12th day of December 2022.

SOCIETAL CDMO, INC.

By:
Name:	David Enloe, Jr.
Title:	President and Chief Executive Officer